2019 Q1 Earnings Call May 2nd, 2019, 9:00 am PT Exhibit 99.2

Forward Looking Statements and Non-GAAP Information Certain statements contained in this presentation, in the Company’s press release and the accompanying comments during our conference call that are not historical information may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995, including, but not limited to, forward-looking statements related to: anticipated pre-tax income, gross margin performance, backlog conversion rates, operating and financial results for the second quarter of 2019, community count growth and project performance, market and industry trends, average sale price of homes to be closed in various periods, SG&A percentage, future cash needs and liquidity, minority interest from our homebuilding joint ventures, leverage ratios and reduction strategies, land acquisition spending, financial services and ancillary business performance and strategies. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. The Company makes no commitment, and disclaims any duty, to update or revise any forward-looking statements to reflect future events or changes in these expectations. Further, certain forward-looking statements are based on assumptions of future events which may not prove to be accurate. Factors that may impact such forward-looking statements include, among others: changes in mortgage and other interest rates; affordability pressures; the Company’s ability to successfully integrate RSI Communities’ homebuilding operations with its existing operations; adverse weather conditions; the availability of labor and homebuilding materials and increased construction cycle times; our financial leverage and level of indebtedness and any inability to comply with financial and other covenants under our debt instruments; continued volatility and worsening in general economic conditions either internationally, nationally or in regions in which we operate; increased housing supply in our markets; increased outside broker costs; increased costs of homebuilding materials; changes in governmental laws and regulations and compliance, increased costs, fees and delays associated therewith; government actions, policies, programs and regulations directed at or affecting the housing market (including the Tax Cuts and Jobs Act (“TCJA”), the Dodd-Frank Act, tax benefits associated with purchasing and owning a home, and the standards, fees and size limits applicable to the purchase or insuring of mortgage loans by government-sponsored enterprises and government agencies), the homebuilding industry, or construction activities; changes in existing tax laws or enacted corporate income tax rates, including pursuant to the TCJA; worsening in markets for residential housing; the impact of construction defect, product liability and home warranty claims, including the adequacy of self-insurance accruals, and the applicability and sufficiency of our insurance coverage; defects in manufactured products or other homebuilding materials; utility company delays; decline in real estate values resulting in impairment of our real estate assets; volatility in the banking industry, credit and capital markets; restraints on foreign investment; terrorism or other hostilities involving the United States and other geopolitical risk as well as restrictive policies such as tariffs or capital investment restrictions; building moratorium or “slow-growth” or “no-growth” initiatives that could be implemented in states in which we operate; conditions in the capital, credit and financial markets, including mortgage lending standards and the availability of and timing mortgage financing; changes in generally accepted accounting principles or interpretations of those principles; competition for home sales from other sellers of new and resale homes; cancellations and our ability to realize our backlog; the occurrence of events such as landslides, soil subsidence and earthquakes that are uninsurable, not economically insurable or not subject to effective indemnification agreements; limitations on our ability to utilize our tax attributes; whether an ownership change occurred that could, under certain circumstances, have resulted in the limitation of our ability to offset prior years’ taxable income with net operating losses; the timing of receipt of regulatory approvals and the opening of projects; the availability and cost of land for future development; and additional factors discussed under the sections captioned “Risk Factors” included in our annual and quarterly reports filed with the Securities and Exchange Commission. The foregoing list is not exhaustive. New risk factors may emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risk factors on our business. This presentation contains certain supplemental financial measures that are not calculated pursuant to U.S. GAAP. These non-GAAP measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation of non-GAAP measures to GAAP measures is contained in the Appendix to this presentation. A copy of the press release reporting the Company’s financial results for the three months period ended March 31, 2019 is available on the Company's website at www.lyonhomes.com.

Management Presenters William H. Lyon Chairman of the Board and Executive Chairman Matthew R. Zaist President and Chief Executive Officer Colin T. Severn Senior Vice President and Chief Financial Officer

Prior Years Sales Volume Comparison Total Net Orders by Month (Units) 2016 2017 2018 2019 Avg. Sales Locations: 72 81 78 119 67 83 77 116 67 83 97 117 68 90 106 72 89 107 77 86 108 Monthly Absorption Rate: 2.8 2.8 4.0 2.4 3.4 3.4 4.3 2.9 3.8 4.3 4.7 4.1 4.3 4.8 4.5 3.5 3.2 3.3 4.2 3.5 4.0

Year over Year Comparisons % y-o-y change: +25% +29% +13% 0% % y-o-y change: +22% +35% +46% +40% % y-o-y change: +3% (3%) (21%) (30%) Net New Orders (Units) Orders Value (In Millions) Average Community Count Monthly Order Absorption Rate/Avg. Community % y-o-y change: +12% +8% (7%) (17%) Order ASP ($ In Thousands) $545 $491 $550 $457 $523 $434 $545 $451 ¢ 2017 ¢ 2018 ¢ 2019

% y-o-y change: +23% +9% +5% +22% Year over Year Comparisons (continued) % y-o-y change: +30% +24% +24% +28% Homes Closed Homebuilding Revenue ($ Million) Bps y-o-y change: +140bps +10bps (10bps) (150bps) Gross Margin (GAAP) Closings ASP ($ In Thousands) $509 $479 $576 $507 $589 $501 $503 $478 % y-o-y change: +19% (7%) (12%) +30% GAAP Pre-Tax Income ($ Million) ¢ 2017 ¢ 2018 ¢ 2019

Q1 Summary Results 4.0% 3.9% +10 bps

Backlog Conversion Rate Backlog Conversion Rate - Quarterly (1) WLH stand alone (excludes Texas and Inland Empire RSI divisions activity)

ASP by Buyer Type ($ in ‘000s) Units by Buyer Type Buyer Type Segmentation Buyer Type – Q1 2019 Homes Closed Price Range – Q1 2019 Home Closings and Backlog Home Closings - Units Backlog - Uni ts ASP: $478k Buyer Type – Q1 2019 Ending Backlog ASP by Buyer Type ($ in ‘000s) Units by Buyer Type ASP: $441k Absorption Rate by Buyer Type – Q1 2019 Lots Owned and Controlled by Buyer Type at 3/31/19

Evolution of Market Segmentation 2013 2016 Buyer Type - Homes Closed Buyer Type - Homes in Backlog at 3/31/19 2019

Land Portfolio and Lot Count as of 3/31/19 Lots Inventory Summary Total lots owned and controlled vs. years of land supply Total Lots by Region (Units) Q1’19 Avg. Community Count

Appendix

Adjusted Gross Margin

Adjusted EBITDA